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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2004 included in Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement (Form S-4 No. 333-102511) and related prospectus of Brand Services, Inc. for the registration of $150,000,000, 12 percent Senior Subordinated Notes due 2012.


/s/ Ernst & Young LLP


St. Louis, Missouri
April 21, 2004